                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund: Transamerica Multi-Managed Balanced Portfolio VP  Security Description: Corporate Bond
      ------------------------------------------------                        --------------

Issuer: BANK OF AMERICA CORP                            Offering Type: US Registered
        --------------------                                           -------------
                                                        (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                                 In Compliance
     REQUIRED INFORMATION                                ANSWER         APPLICABLE RESTRICTION                     (Yes/No)
     --------------------                         --------------------- ----------------------                   -------------
I.   Offering Date                                     01/08/2013       None                                         N/A

2.   Trade Date                                        01/08/2013       Must be the same as #1                       Yes

3.   Unit Price of Offering                            99.444 USD       None                                         N/A

4.   Price Paid per Unit                               99.444 USD       Must not exceed #3                           Yes

5.   Years of Issuer's Operations                         > 3           Must be at least three years *               Yes

6.   Underwriting Type                                    Firm          Must be firm                                 Yes

7.   Underwriting Spread                                 0.450%         Sub-Adviser determination to be made         Yes

8.   Total Price paid by the Fund                       $315,000        None                                         N/A

9.   Total Size of Offering                          $3,000,000,000     None                                         N/A

10.  Total Price Paid by the Fund plus Total
     Price Paid for same securities purchased by
     the same Sub-Adviser for other investment                          #10 divided by #9 must not exceed 25%
     companies                                        $200,000,000      **                                           Yes

11.  Underwriter(s) from whom the Fund               Merrill Lynch,
     purchased (attach a list of all syndicate       Pierce, Fenner     Must not include Sub-Adviser affiliates
     members)                                     & Smith Incorporated  ***                                          Yes

12.  If the affiliate was lead or co-lead
     manager, was the instruction listed below
     given to the broker(s) named in #11? ****            Yes           Must be "Yes" or "N/A"                       Yes

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                            /s/ Cynthia McCullough
                                            ------------------------------------
                                            Cynthia McCullough
                                            Associate, Portfolio Compliance
                                            BlackRock investment Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [_]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund: Transamerica Multi-Managed Balanced Portfolio VP  Security Description: Corporate Bond
      ------------------------------------------------                        --------------

Issuer: ALLSTATE CORP                                   Offering Type: US Registered
        -------------                                                  -------------
                                                        (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                                      In
                                                                                                                   Compliance
     REQUIRED INFORMATION                                ANSWER       APPLICABLE RESTRICTION                       (Yes/No)
     --------------------                            ---------------- ----------------------                       ----------
1.   Offering Date                                     01/03/2013     None                                            N/A

2.   Trade Date                                        01/03/2013     Must be the same as # 1                         Yes

3.   Unit Price of Offering                             25.00 USD     None                                            N/A

4.   Price Paid per Unit                                25.00 USD     Must not exceed #3                              Yes

5.   Years of Issuer's Operations                          > 3        Must be at least three years *                  Yes

6.   Underwriting Type                                    Firm        Must be firm                                    Yes

7.   Underwriting Spread                                 1.3225%      Sub-Adviser determination to be made            Yes

8.   Total Price paid by the Fund                        $4,000       None                                            N/A

9.   Total Size of Offering                           $500,000,000    None                                            N/A

10.  Total Price Paid by the Fund plus Total Price
     Paid for same securities purchased by the same
     Sub-Adviser for other investment companies        $1,600,000     #10 divided by #9 must not exceed 25% **        Yes

11.  Underwriter(s) from whom the Fund purchased       J.P Morgan
     (attach a list of all syndicate members)        Securities, LLC  Must not include Sub-Adviser affiliates ***     Yes

12.  If the affiliate was lead or co-lead manager,
     was the instruction listed below given to the
     broker(s) named in #11? ****                          Yes        Must be "Yes" or "N/A"                          Yes

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                            /s/ Cynthia McCullough
                                            ------------------------------------
                                            Cynthia McCullough
                                            Associate, Portfolio Compliance
                                            BlacKRock Investment Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Advisor's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund: Transamerica Multi-Managed Balanced Portfolio VP  Security Description: Corporate Bond
      ------------------------------------------------                        --------------

Issuer: COMCAST CORP                                    Offering Type: US Registered
        ------------                                                   -------------
                                                        (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                                     In
                                                                                                                  Compliance
     REQUIRED INFORMATION                                ANSWER      APPLICABLE RESTRICTION                       (Yes/No)
     --------------------                            --------------- ----------------------                       ----------
1.   Offering Date                                     01/08/2013    None                                            N/A

2.   Trade Date                                        01/08/2013    Must be the same as #1                          Yes

3.   Unit Price of Offering                            99.161 USD    None                                            N/A

4.   Price Paid per Unit                               99.161 USD    Must not exceed #3                              Yes

5.   Years of Issuer's Operations                         > 3        Must be at least three years *                  Yes

6.   Underwriting Type                                    Firm       Must be firm                                    Yes

7.   Underwriting Spread                                 0.650%      Sub-Adviser determination to be made            Yes

8.   Total Price paid by the Fund                       $125,000     None                                            N/A

9.   Total Size of Offering                          $1,700,000,000  None                                            N/A

10.  Total Price Paid by the Fund plus Total Price
     Paid for same securities purchased by the same
     Sub-Adviser for other investment companies       $113,555,000   #10 divided by #9 must not exceed 25% **        Yes

11.  Underwriter(s) from whom the Fund purchased        Goldman,
     (attach a list of all syndicate members)          Sachs & Co    Must not include Sub-Adviser affiliates ***     Yes

12.  If the affiliate was lead or co-lead manager,
     was the instruction listed below given to the
     broker(s) named in #11? ****                         Yes        Must be "Yes" or "N/A"                          Yes

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                            /s/ Cynthia McCullough
                                            ------------------------------------
                                            Cynthia McCullough
                                            Associate, Portfolio Compliance
                                            BlackRock Investment Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule I44A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [_]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.